                                                              Exhibit (m)(ii)(A)

                                     FORM OF
                                AMENDED EXHIBIT A
                              Dated August 1, 2002
                           to the Rule 12b-1 Agreement

The following Funds and their respective Classes of Shares shall be subject to the Rule 12b-1 Agreement by and between the Participating Organization and
BISYS:

Investment A Shares
-------------------
Fifth Third Government Money Market Fund        Fifth Third Michigan Municipal Money Market Fund
Fifth Third Prime Money Market Fund             Fifth Third International GDP Fund
Fifth Third Municipal Money Market Fund         Fifth Third Small Cap Growth Fund
Fifth Third Quality Growth Fund                 Fifth Third Large Cap Growth Fund
Fifth Third Equity Income Fund                  Fifth Third Equity Index Fund
Fifth Third Balanced Fund                       Fifth Third Large Cap Value Fund
Fifth Third Mid Cap Fund                        Fifth Third Short Term Bond Fund
Fifth Third International Equity Fund           Fifth Third Michigan Municipal Bond Fund
Fifth Third Technology Fund                     Fifth Third Municipal Bond Fund
Fifth Third Intermediate Bond Fund              Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Bond Fund                           Fifth Third Pinnacle Fund
Fifth Third U.S. Government Bond Fund           Fifth Third LifeModel Conservative Fund
Fifth Third Intermediate Municipal Bond Fund    Fifth Third LifeModel Moderately Conservative Fund
Fifth Third Ohio Municipal Bond Fund            Fifth Third LifeModel Moderate Fund
Fifth Third U.S. Treasury Money Market Fund     Fifth Third LifeModel Moderately Aggressive Fund
Fifth Third Multi Cap Value Fund                Fifth Third LifeModel Aggressive Fund
Fifth Third Micro Cap Value Fund

In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid an annual rate of up to 25 one-hundredths of one percent (0.25%) of the average daily net assets value of each Fund's Shares held of record by you from time to time on behalf of Customers. All fees are computed daily and paid monthly

                                        FIFTH THIRD FUNDS

                                        By:
                                           ------------------------------------
                                        Title:


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP
                                        By: BISYS Fund Services, Inc.
                                        General Partner

                                        By:
                                           ------------------------------------
                                        Title: